CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the information statement on Form 8-K of Neomedia Technologies, Inc., of our report dated April 3, 2006, on our audits of the financial statements of Mobot, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004, to be filed with the Securities and Exchange Commission on or about May 3, 2006.


/s/ Stonefield Josephson, Inc.

Certified Public Accountants
Los Angeles, California
May 3, 2006